UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2003

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	Telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation.
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515
(425) 454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
411 - 108th Avenue N.E.
Bellevue, Washington 98004-5515.

ITEM 5. Other Events

On February 12, 2003, the Company issued the following press release:

Puget Energy reports 2002 results of $1.24 per share

        Bellevue, Wash. (Feb. 12, 2003) — Puget Energy (NYSE: PSD) today reported income for common stock of $110.1 million or $1.24 per share, for the year ended Dec. 31, 2002, compared with $98.4 million, or $1.14 per share, for the 12 months ended Dec. 31, 2001. These results represent a 9 percent year-over-year increase in earnings per share.

        “In many respects, 2002 was a watershed year for Puget Energy,” said President and CEO Stephen P. Reynolds. “We took decisive actions, some of them painful, to deliver strong operating results and create a solid platform for building shareholder value.

        “I am pleased that we have accomplished our objectives for 2002, including earnings at the higher end of our expectations,” added Reynolds. “Achieving regulatory settlements for electric and gas operations in 2002 was critical to improving the financial strength and results of the company. Our common stock sale of $115 million last November, together with $385 million of debt reduction in 2002, demonstrates our continued commitment to strengthening our balance sheet and improving financial flexibility. In addition, our liquidity was strengthened by the successful renewal of our $400 million short-term borrowing facilities in December 2002,” said Reynolds.

2002 Highlights

•	Puget Energy’s electric and gas utility subsidiary, Puget Sound Energy (PSE), contributed $101.1 million, or $1.14 per share, compared with $96.0 million, or $1.11 per share, for the for the same period in 2001.

•	InfrastruX Group, Puget Energy’s construction services subsidiary, also met its annual 2002 earnings target of $9.5 million, or 10 cents per share, compared with $2.5 million, or 3 cents per share, in 2001.

•	Approval of the settlement agreement in PSE’s general electric rate case on June 20, 2002 granted PSE a 4.6 percent electric rate increase, intended to generate about $59 million annually, beginning July 1, 2002.

•	PSE’s electric-rate settlement agreement includes a power cost adjustment mechanism (PCA) which took effect for a four-year period starting July 1, 2002. The PCA allows PSE to recover power costs when the cost to provide electricity to its customers varies from levels stipulated in the rate settlement agreement. Variations are shared between PSE and its customers based on percentages applied to several levels of power costs. PSE’s PCA limits the company’s cumulative pre-tax earnings exposure for the four-year period ending June 30, 2006, due to power cost increases from the costs reflected in customer rates, to $40 million plus 1 percent of costs in excess of that amount.

•	PSE also obtained from its rate settlement an imputed capital structure with an equity component of 40 percent and an authorized 11 percent return on equity.

•	Approval of PSE’s natural gas settlement agreement on Aug. 28, 2002 granted PSE a 5.8 percent increase in natural gas revenues intended to generate $35.6 million annually, beginning on Sept. 1, 2002.

•	The number of gas customers in PSE’s service territory grew by 2.6 percent to approximately 622,000 and electric customers increased by 1.8 percent to approximately 958,000 customers for electric service.

•	Puget Energy sold a block of 5.75 million shares of common stock on Oct. 31, 2002. The net proceeds of $115 million were used to reduce PSE’s debt. PSE’s equity ratio increased to 36.1 percent at Dec. 1, 2002 from 30.3 percent at Dec. 31, 2001. PSE is well ahead of the requirement in its rate settlement to rebuild its common equity ratio to at least 39 percent over a 3½- year period, with milestones of 34 percent, 36 percent and 39 percent at the end of 2003, 2004 and 2005 respectively.

•	On Dec. 23, 2002, PSE replaced its $375 million line of credit, which was scheduled to expire in Feb. 13, 2003. PSE’s new $400 million of short term liquidity facilities consist of a 364-day, $250 million unsecured credit agreement with eight banks and a three-year $150 million accounts receivable securitization program. PSE’s short-term debt outstanding at year-end 2002 was $30.3 million, compared with $338.2 million at the end of 2001.

Fourth-Quarter 2002 Results

        Puget Energy’s fourth-quarter 2002 income for common stock was $49.6 million, or 55 cents per share, compared with income of $6.2 million, or 7 cents per share for the same period one year ago. The fourth quarter of 2001 was impacted by the under recovery of net power costs. This impact continued through the first quarter of 2002. PSE’s fourth quarter earnings in 2002 were $47.8 million or 53 cents per share compared with $6.7 million or 8 cents per share in the fourth quarter of 2001. InfrastruX Group’s income in the fourth quarter of 2002 was $2.0 million, or 2 cents per share, compared with a loss of $0.5 million or 1 cent per share for the same period in 2001.

        PSE’s retail electric and gas sales in the fourth quarter of 2002 were adversely impacted by warmer than normal temperatures in the Pacific Northwest as compared to near normal temperatures in the same period in 2001. The negative impact warm temperatures had on PSE’s retail sales was partially offset by a one-time federal income tax refund that benefited Puget Energy’s earnings by approximately 3 cents per share.

2003 Outlook

        PSE’s hydroelectric production and related power costs in 2003 are expected to be impacted negatively by drought conditions in the Pacific Northwest region associated with El Nino weather conditions. The Northwest Rivers Forecast Center on Feb. 6, 2003 predicted that streamflows in the Columbia River Basin above Grand Coulee Dam would be only 76 percent of normal. In a normal water year, PSE obtains about 38 percent of its energy supply from low cost hydroelectric facilities, primarily from dams below Grand Coulee on the Columbia River. If the forecasted streamflow reductions occur, the company will need to replace that low-cost hydropower with more expensive thermally-generated and purchased power. On Jan. 15, 2003, the company revised its previous 2003 earning estimate downward by 25 cents, taking into account the projected increase in power costs and the Purchased Cost Adjustment recovery mechanism in its electric retail rates.

        “We expect utility earnings to rebound in 2004,” said Reynolds. “The biggest single factor impacting our company’s outlook for 2003 is the impact of persisting drought conditions in the Pacific Northwest. Given that we expect to reach the cumulative cap allowed under the PCA mechanism by the end of 2003, Puget Energy will be insulated from increases in power costs stemming from abnormal hydrological conditions or other factors in 2004 and for the balance of the period that the PCA is in effect. Additionally, based on our current power-cost forecasts for 2003, we do not expect any increases to our customers’ electric rates this year,” added Reynolds.

        “With our earnings largely driven by stable utility operations and our small non-regulated business that is closely aligned with our core company strengths, we believe that Puget Energy is well-positioned to achieve our revised 2003 earnings target of $1.50-$1.60 per share,” said Reynolds. Of this amount, PSE is estimated to contribute $1.35 — $1.45 per share and InfrastruX is estimated to contribute 15 cents per share. “In 2003, InfrastruX will be focused on organic growth of its existing group of companies, rather than growth through acquisitions,” added Reynolds.

        “In light of the energy industry’s shift away from deregulation, we’ve strengthened Puget Sound Energy’s focus on the fundamentals of a regulated natural gas and electricity utility business,” added Reynolds. “We’re positioning the company to meet our customer’s energy requirements by working with state regulators and others in the Pacific Northwest to find low-cost energy resources. We are looking to add new energy resources as a regulated part of the business to serve our customers.”

2002 Earnings Teleconference

        Puget Energy management will discuss the fourth quarter and 2002 results and the outlook for future performance at 10 a.m. EST (7 a.m. PST) on Thursday, Feb. 13, 2003. The call will be broadcast live through a webcast at www.pse.com by accessing the Investors section of the website. The webcast will be archived and available for replay following the live call.

_________________

Cautionary Statement: Certain statements contained in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, among which include statements regarding estimates of earnings per share. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will likely result,” “will continue” or similar expressions. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward- looking statements. Factors that could affect actual results include, among others, governmental policies and regulatory actions, including those of the FERC and the WUTC, with respect to financings, industry and rate structures, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased energy and other capital investments, and present or prospective wholesale and retail competition; weather, which can have a serious impact on retail energy sales and on PSE’s ability to procure adequate supplies of gas, fuel or purchased power to serve its customers and on the cost of procuring such supplies; hydroelectric conditions, which can have a serious impact on electric capacity and PSE’s ability to generate electricity; wholesale energy prices; industrial, commercial and residential growth and demographic patterns in the service territories of PSE; and the ability of Puget Energy and PSE to access the capital markets to support requirements for working capital, construction costs and the repayment of maturing debt. More information about these and other factors that potentially could affect Puget Energy’s financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Quarterly Report on Form 10-Q for the third quarter of 2002 and in their other public filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, Puget Energy and PSE undertake no obligation to update any forward-looking statements.

PUGET ENERGY -- SUMMARY INCOME STATEMENT
(In thousands, except per-share amounts)
                                                                 Unaudited
                                                         Three months ended 12/31(1)         Twelve months ended 12/31(1)
                                                      ---------------------------------   -------------------------------------
                                                           2002            2001(2)             2002               2001(2)
                                                      ---------------   ---------------   -----------------  ------------------

Operating revenues
    Electric                                              $  387,071        $  367,664         $ 1,365,885         $ 1,865,227
    Gas                                                      172,492           256,010             697,155             815,071
    Other                                                     94,404            49,390             329,282             206,262
                                                      ---------------   ---------------   -----------------  ------------------
       Total operating revenues                              653,967           673,064           2,392,322           2,886,560
                                                      ---------------   ---------------   -----------------  ------------------
Operating expenses
    Purchased electricity                                    202,640           193,493             645,371             918,676
    Purchased gas                                             80,572           165,662             405,016             537,431
    Electric generation fuel                                  16,822            47,938             113,538             281,405
    Residential exchange                                     (49,832)         (29,548)            (149,970)            (75,864)
    FAS-133 unrealized (gain)/loss                               472             3,311             (11,612)            (11,182)
    Utility operations & maintenance                          77,715            74,982             286,220             265,789
    Other operations & maintenance                            80,132            37,239             273,157             156,731
    Depreciation & amortization                               58,248            57,282             228,743             217,540
    Conservation amortization                                  7,516             1,848              17,501               6,493
    Taxes other than income taxes                             55,586            59,533             215,429             212,582
    Income taxes                                              24,928             6,570              59,260              79,838
                                                      ---------------   ---------------   -----------------  ------------------
       Total operating expenses                              554,799           618,310           2,082,653           2,589,439
                                                      ---------------   ---------------   -----------------  ------------------
Operating income                                              99,168            54,754             309,669             297,121
Other income (net of tax)                                      1,403             3,123               5,458              14,526
                                                      ---------------   ---------------   -----------------  ------------------
Income before interest charges & minority interest           100,571            57,877             315,127             311,647
Interest charges                                              48,858            49,611             196,377             190,059
Minority interest                                                188               ---                 867                 ---
                                                      ---------------   ---------------   -----------------  ------------------
Net income before cumulative effect of
    accounting change                                         51,525             8,266             117,883             121,588
FAS-133 transition adjustment loss (net of tax)                  ---               ---                 ---              14,749
                                                      ---------------   ---------------   -----------------  ------------------
Net Income                                                    51,525             8,266             117,883             106,839
Less preferred stock dividend accruals                         1,940             2,085               7,831               8,413
                                                      ---------------   ---------------   -----------------  ------------------
Income for common stock                                   $   49,585         $   6,181          $  110,052          $   98,426
                                                      ===============   ---------------   =================  ==================

Common shares outstanding                                     90,664            86,863              88,372              86,445
Diluted shares outstanding                                    91,069            87,124              88,777              86,703
                                                      ---------------   ---------------   -----------------  ------------------
Basic and diluted earnings per common share before         $    0.55         $    0.07           $    1.24           $    1.31
   cumulative effect of accounting change
Cumulative effect of accounting change                           ---               ---                 ---               (0.17)
                                                      ---------------   ---------------   -----------------  ------------------
Basic and diluted earnings per common share(3)             $    0.55         $    0.07           $    1.24           $    1.14
                                                      ===============   ===============   =================  ==================

1.       Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.
2.       Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.
3.       Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY(1) -- UTILITY OPERATING DATA
                                                       Unaudited
                                                Three months ended 12/31            Twelve months ended 12/31
                                            --------------------------------- ------------------------------------
                                                 2002             2001                2002             2001
                                            --------------------------------- ------------------------------------
Energy sales revenues
($ in thousands)
    Electricity
     Residential                                $  154,430        $  153,700         $  622,499        $  599,606
     Commercial                                    140,940           127,631            540,885           520,702
     Industrial                                     23,836            26,726             91,920           284,604
     Other retail sales(2)                          21,374            31,825              5,567          (38,631)
                                            ---------------  ----------------    ---------------  ----------------
       Subtotal, retail sales                      340,580           339,882          1,260,871         1,366,281
     Transportation(2)                               2,678             2,201             15,551             2,537
     Sales to other utilities &                     37,405            42,881             88,288           533,945
     marketers(3)
     Other(4)                                        6,408          (17,300)              1,175          (37,536)
                                            ---------------  ----------------    ---------------  ----------------
       Total electricity sales                     387,071           367,664          1,365,885         1,865,227
    Gas
     Residential                                   112,899           163,861            428,569           486,761
     Commercial                                     45,804            73,307            209,516           256,859
     Industrial                                      6,738            12,881             35,119            49,453
                                            ---------------  ----------------    ---------------  ----------------
       Subtotal, retail sales                      165,441           250,049            673,204           793,073
     Transportation                                  3,828             3,226             12,851            11,780
     Other                                           3,223             2,735             11,100            10,218
                                            ---------------  ----------------    ---------------  ----------------
       Total gas sales                             172,492           256,010            697,155           815,071
                                            ---------------  ----------------    ---------------  ----------------
    Total energy sales revenues                 $  559,563        $  623,674        $ 2,063,040       $ 2,680,298
----------------------------------------------------------------------------- ------------------------------------

Energy sales volumes (Unaudited)
    Electricity (in mWh)
     Residential                                 2,505,035         2,433,324          9,845,527         9,555,264
     Commercial                                  2,033,143         1,952,848          8,012,538         7,953,165
     Industrial                                    353,441           489,796          1,416,106         2,540,722
     Other(2)                                      307,072           400,383           (11,970)         (123,643)
                                            ---------------  ----------------    ---------------  ----------------
       Subtotal, retail sales                    5,198,691         5,276,351         19,262,201        19,925,508
     Transportation(2)                             505,366           247,791          2,307,081           363,826
     Sales to other utilities &                  1,087,401         1,036,832          3,466,571         4,982,342
     marketers(3)
                                            ---------------  ----------------    ---------------  ----------------
                                            ---------------  ----------------    ---------------  ----------------
       Total mWh                                 6,791,458         6,560,974         25,035,853        25,271,676
    Gas (in 000's of therms)
     Residential                                   162,779           177,112            500,672           494,648
     Commercial                                     80,526            88,929            288,220           297,756
     Industrial                                     12,690            15,993             50,683            57,977
     Transportation                                 56,320            49,952            207,852           188,196
                                            ---------------  ----------------    ---------------  ----------------
       Total gas volumes                           312,315           331,986          1,047,427         1,038,577
----------------------------------------------------------------------------- ------------------------------------

Customers served(5) (Unaudited)
    Electricity
     Residential                                   845,158           834,196            839,878           826,187
     Commercial                                    106,852           100,574            104,273           100,015
     Industrial                                      3,946             3,966              3,953             4,012
     Other                                           2,010             1,844              1,932             1,758
     Transportation                                     16                13                                    5
                                                                                             16
                                                                                 ---------------  ----------------
                                            ---------------  ----------------
       Total electricity customers                 957,982           940,593            950,052           931,977
    Gas
     Residential                                   572,290           555,990            565,003           548,497
     Commercial                                     46,807            47,082             46,523            46,783
     Industrial                                      2,736             2,797              2,770             2,837
     Transportation                                    134               112                122               112
                                            ---------------  ----------------    ---------------  ----------------
       Total gas customers                         621,967           605,981            614,418           598,229
----------------------------------------------------------------------------- ------------------------------------

Weather (Unaudited)
    Actual heating degree days                  1,622             1,700              4,946             4,993
    Normal heating degree days                  1,729             1,729              4,908             4,908

1.       Puget Sound Energy is the electric and natural gas utility subsidiary of Puget Energy.
2.       Includes change in unbilled revenues.
3.       Includes optimization transactions reported net in the income statement as required by EITF 02-03, effective after June 30, 2002. Prior periods have been reclassified to conform with the presentation.
4.       Includes Conservation Trust collection and sales of non-core gas suppliers.
5.       Quarterly data represents average served during December; Twelve months ended data represents average for the 12 months ended.

PUGET ENERGY -- SEGMENT RESULTS
(In thousands)
                                                      Puget Sound                                     Puget Energy
Three months ended 12/31/02 (Unaudited)                  Energy       InfrastruX        Other(1)          Total
----------------------------------------------------------------------------------------------------------------------
Revenues                                                 $   559,563     $  90,273        $   4,131        $  653,967
Depreciation and amortization
                                                              54,073         4,118               57            58,248
Income taxes
                                                              23,632           189            1,107            24,928
Operating income
                                                              93,489         3,561            2,117            99,167
Interest charges, net of AFUDC                                                                   --
                                                              47,301         1,557                             48,858
Net income
                                                              47,428         1,979            2,117            51,524
Goodwill, net                                                     --                             --           125,555
                                                                           125,555
Total assets                                                                                                5,657,491
                                                           5,208,487       319,248          129,756
----------------------------------------------------------------------------------------------------------------------

Three months ended 12/31/01 (Unaudited)
----------------------------------------------------------------------------------------------------------------------
Revenues                                                 $   623,673     $  47,006        $   2,384        $  673,063
Depreciation and amortization
                                                              53,653         3,625                4            57,282
Income taxes
                                                               4,634         1,062              874             6,570
Operating income
                                                              53,485           380              889            54,754
Interest charges, net of AFUDC
                                                              48,467         1,144                -            49,611
Net income
                                                               7,968         (480)              778             8,266
----------------------------------------------------------------------------------------------------------------------

Twelve months ended 12/31/02
----------------------------------------------------------------------------------------------------------------------
Revenues                                                $  2,063,041     $ 319,528        $   9,753        $2,392,322
Depreciation and amortization                                                                                 228,743
                                                             215,097        13,426              220
Income taxes
                                                              50,600         6,703            1,957            59,260
Operating income                                                                                              309,669
                                                             289,511        15,595            4,563
Interest charges, net of AFUDC                                                                   --           196,377
                                                             190,861         5,516
Net income                                                                                                    117,883
                                                             104,044         9,455            4,384
----------------------------------------------------------------------------------------------------------------------

Twelve months ended 12/31/01
Revenues                                                $  2,680,298     $ 173,786       $   32,476        $2,886,560
Depreciation and amortization                                                                                 217,540
                                                             208,705         8,820               15
Income taxes
                                                              68,005         2,956            8,877            79,838
Operating income                                                                                              297,121
                                                             273,751         8,702           14,668
Interest charges, net of AFUDC                                                                                190,059
                                                             186,129         3,656              274
Net income                                                                                                    106,839
                                                              80,137         2,518           24,184
----------------------------------------------------------------------------------------------------------------------

Goodwill at 12/31/01                                              --                             --           102,151
                                                                           102,151
Total assets at 12/31/01                                                                                    5,546,977
                                                           5,178,601       229,125          139,251
----------------------------------------------------------------------------------------------------------------------

1 Includes the non-regulated subsidiaries of Puget Sound Energy and miscellaneous holding company expenses.  The principal non-regulated subsidiary of PSE is a real estate development company.  PSE sold the assets of its software development subsidiary, ConneXt, Inc., in the third quarter of 2001.

PUGET SOUND ENERGY - CAPITALIZATION
(In thousands)

At December 31                                            2002                           2001
----------------------------------------------------------------------------------------------------------------------
                                                         Amount            %            Amount              %

----------------------------------------------------------------------------------------------------------------------
Short-term debt                                           $   30,340          0.7%       $  338,168              8.1%
Long-term debt, including current maturities                                 53.0%        2,170,815             51.8%
                                                           2,093,832
Preferred Stock                                                               2.6%                               2.6%
                                                             103,162                        110,662
Corporation obligated, mandatorily redeemable                                 7.6%                               7.2%
                                                             300,000                        300,000
  securities of subsidiary trust holding solely
  junior subordinated debentures of the corporation
Common Stock                                                                 36.1%        1,267,654             30.3%
                                                           1,426,121
----------------------------------------------------------------------------------------------------------------------
Total capitalization including short-term debt          $  3,953,455        100.0%      $ 4,187,299            100.0%
----------------------------------------------------------------------------------------------------------------------

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and Chief Accounting Officer
Date: February 12, 2003